As filed with the Securities and Exchange Commission on January 19, 2000
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            EMPLOYEE SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


               ARIZONA                                           86-0676898
     (State or Other Jurisdiction                             (I.R.S. Employer
   of Incorporation or Organization)                         Identification No.)

6225 NORTH 24TH STREET, PHOENIX, ARIZONA                           85016
(Address of Principal Executive Offices)                         (Zip Code)

                                   ----------

              EMPLOYEE SOLUTIONS, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                   ----------

          PAUL M. GALES, ESQ.                             COPY TO:
Senior Vice President, General Counsel,             KENNETH V. HALLETT, ESQ.
            and Secretary                             QUARLES & BRADY LLP
        6225 North 24th Street                     411 East Wisconsin Avenue
        Phoenix, Arizona 85016                   Milwaukee, Wisconsin 53202-4497

                     (Name and Address of Agent for Service)

                                   ----------

                                 (602) 955-5556
          (Telephone Number, Including Area Code, of Agent for Service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                 Proposed         Proposed Maximum
                                            Amount to be      Maximum Offering   Aggregate Offering     Amount of
Title of Securities to be Registered         Registered       Price Per Share          Price         Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value(1)..........    500,000 shares           (2)              $304,700(2)           $81
Preferred Stock Purchase Rights(3).....         (3)                 (3)                  (3)               (3)
======================================================================================================================

(1) To the extent participation in the Plan creates a separate security, an indeterminate amount of such separate securities, if any, are hereby registered, along with the shares of the Registrant's Common Stock.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $.6094, which is the average of the high and low sales prices of the Registrant's Common Stock as reported in the Nasdaq Small Cap Market on January 13, 2000.

(3) Issued in tandem with shares of common stock. The value attributable to the Preferred Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Employee Solutions, Inc. (the "Registrant") (Commission File No. 000-22600) with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999; and

     (c) The Registrant's common stock Registration Statement on Form 8-A, as amended by Amendment No. 1 thereto on Form 8-A/A dated April 9, 1998, and the Registrant's Right's Registration Statement on Form 8-A filed on February 18, 1998.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be in corporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable. See Item 3(d) above.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the shares of Common Stock registered hereunder will be passed on for the Registrant by Quarles & Brady LLP.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Arizona Revised Statutes ss. 10-851 contains an extensive indemnification provision which permits an Arizona corporation to indemnify any person who was, is or is threatened to be named defendant or respondent ("party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding") (other than (i) a proceeding by or in the right of the corporation in which the director was held liable to the corporation or (ii) in connection with a proceeding charging improper personal benefit in which the director was held liable on the basis that personal benefit was improperly received by the director) by reason of the fact that such person is or was a director, or while serving as a director, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise ("director") against the obligation to pay a judgment, settlement, penalty or fine, or reasonable expenses with respect to a proceeding (including obligations and expenses that have not yet been paid by such person but that have been or may be incurred) ("liability") if such person's conduct was in good faith and such person reasonably believed that such conduct in an official capacity with the corporation was in the corporation's best interest or, in all other cases, that such conduct was at least not opposed to the corporation's best interest, and, in the case of criminal proceedings, such person had no reasonable cause to believe that the conduct was unlawful.

     Arizona Revised Statutes ss. 10-852 requires an Arizona corporation (unless limited by its articles of incorporation) to (i) indemnify a director who was the prevailing party in the defense of a proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding and (ii) indemnify a director who is not an officer, employee or holder of more than 5% of the outstanding shares of any class of the corporation's stock (an "outside director") against liability and to pay an outside director's expenses in advance of a final disposition of a proceeding, if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director met the standard of conduct described inss.10-851 and an undertaking executed personally, or on the director's behalf, to repay the advance if it is determined that the director did not meet the standard of conduct. Arizona Revised Statutes ss. 10-853 permits an Arizona corporation to pay expenses incurred by any other director who is a party to a proceeding in advance of final disposition of a proceeding if the director furnishes the corporation the written affirmation and undertaking described above and a determination is made by the company's board who are not parties to the proceeding, special legal counsel or shareholders that the facts then known would not preclude indemnification.

     Arizona Revised Statutes ss. 10-854 permits a court to order indemnification of a director who is a party to a proceeding upon the director's application for indemnification to the court even if the director has not met the statutory requirements if the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances.

     Arizona Revised Statutes ss. 10-856 entitles an officer who is not a director to the mandatory and court-ordered indemnification provided by Arizona law to directors. In addition, an officer who is not a director and employees and agents of an Arizona corporation may be indemnified to the same extent as directors and may be further indemnified to the extent consistent with public policy.

     Arizona Revised Statutes ss. 10-202 provides that a corporation in its articles of incorporation may eliminate or limit personal liability of members of its board of directors to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director. However, no such provision may eliminate or limit the liability of a director for the amount of a financial benefit received by a director to which the director is not entitled, an intentional infliction of harm on the corporation or its shareholders, authorizing the unlawful distribution to shareholders, or an intentional violation of criminal law. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for an action or failure to take any action as a director. The Registrant's Articles of Incorporation contain such a provision.

     The Registrant's Bylaws provide that the Registrant shall indemnify officers and directors to the full extent permitted by and in the manner permissible under the laws of the State of Arizona.

     The Registrant maintains directors' and officers' liability insurance coverage for, among other things, certain liability for violations of certain federal and state securities laws. The policy does not include coverage for violations of the securities laws arising out of public offerings of the Registrant's securities other than the Registrant's August 12, 1993 public offering.

     Certain holders and their spouses, if applicable, of the Registrant's warrants to purchase capital stock who have contractual registration rights are required to reimburse the Registrant or its directors, officers, or controlling persons for any expenses reasonably incurred in connection with investigating any loss, claim, cost, expense, damage, liability or action that arises out of or is based upon any untrue statement or omission in a registration statement or prospectus under the Securities Act of 1933 in reliance upon and in conformity with information furnished by such person for use in the preparation thereof. Such holders also are required to indemnify the Registrant's officers and directors against certain liabilities relating to the warrants, including liabilities for transfer of the warrants or underlying stock in violation of the securities laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     See Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-ef fective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Reference is made to the indemnification provisions described in Item 6 of this Registration Statement.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on January 14, 2000.

                                        EMPLOYEE SOLUTIONS, INC.
                                        (Registrant)


                                        By: /s/ Quentin P. Smith, Jr.
                                            ------------------------------------
                                            Quentin P. Smith, Jr.
                                            Chairman, President and Chief
                                            Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Quentin P. Smith, Jr., John V. Prince and Paul M. Gales, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Person                          Title                       Date
         ------                          -----                       ----

/s/ Quentin P. Smith, Jr.       Chairman, President, Chief      January 14, 2000
----------------------------    Executive Officer,
Quentin P. Smith, Jr.           and Director


/s/ David R. Carpenter          Director                        January 14, 2000
----------------------------
David R. Carpenter


/s/ Jeffery A. Colby            Director                        January 14, 2000
----------------------------
Jeffery A. Colby


/s/ Sara R. Dial                Director                        January 14, 2000
----------------------------
Sara R. Dial

/s/ Kennard Hill                Director                        January 14, 2000
----------------------------
Kennard Hill

/s/ Robert L. Mueller           Director                        January 14, 2000
----------------------------
Robert L. Mueller

/s/ John V. Prince              Chief Financial Officer         January 14, 2000
----------------------------    Principal Accounting Officer
John V. Prince

                            EMPLOYEE SOLUTIONS, INC.
                                     ("ESI")
                          (COMMISSION FILE NO. 0-22600)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

EXHIBIT                                                     INCORPORATED HEREIN                   FILED
NUMBER               DESCRIPTION                              BY REFERENCE TO                    HEREWITH
------               -----------                              ---------------                    --------
4.1        Composite Articles of Incorporation     Exhibit 3(1) to ESI's Annual Report on
           of ESI, as amended                      Form 10-K for the Fiscal Year ended
                                                   December 31, 1996 (the "1996 10-K")

4.2        Bylaws of ESI                           Exhibit 3(ii) to the 1996 10-K

4.3        Indenture dated October 15, 1997        Exhibit 4.1 to Report on Form 8-K dated
           among ESI, the Guarantor                October 21, 1997 ("10/21/97 8-K")
           Subsidiaries (as defined) and The
           Huntington National Bank

4.4        Purchase Agreement dated October        Exhibit 4.2 to 10/21/97 8-K
           16, 1997 among ESI, the Guarantor
           Subsidiaries and First Chicago
           Capital Markets, Inc.

4.5        Loan and Security Agreement dated       Exhibit 10.1 to ESI's Report on Form
           as of October 26, 1999 by and among     10-Q for the quarter ended September 30,
           ESI and certain of its subsidiaries,    1999
           Foothill Capital Corporation and
           Ableco Finance LLC

4.6        Rights Agreement dated February 4,      Exhibit 1 to Registration Statement on
           1998 between ESI and American           Form 8-A dated February 18, 1998
           Securities Transfer & Trust, Inc.

5          Opinion of Counsel                                                                        X

23.1       Consent of Arthur Andersen LLP                                                            X

23.2       Consent of Counsel                                                                   Contained in
                                                                                                 Exhibit 5

24         Powers of Attorney                                                                  Signature Page
                                                                                               to Registration
                                                                                                  Statement

                                      EI-1